Exhibit 99.1

JMP GROUP INC. REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO, June 21, 2007 — JMP Group Inc. (NYSE: JMP), a growth-oriented investment banking and asset management firm, today reported financial results for the quarter ended March 31, 2007.

For the first quarter of 2007, total revenues increased 16.7% to $21.9 million, from $18.8 million for the first quarter of 2006. Net income increased 100.2% to $0.8 million, from $0.4 million for the quarter ended March 31, 2006. Diluted net income per unit of Class A and Class B common interest was $0.17, compared to $0.11 for the quarter ended March 31, 2006.

Because JMP Group completed its initial public offering and a related conversion to a C corporation on May 16, 2007, subsequent to the end of its first fiscal quarter, first-quarter GAAP results reflect JMP Group’s business activity as JMP Group LLC, a limited liability company. Adjusting for the corporate reorganization as though it had occurred on January 1, 2007, the company reported non-GAAP operating net income for the quarter ended March 31, 2007, of $2.5 million, or $0.17 per diluted share.

Business highlights for the first quarter of 2007:

•

Investment banking revenues increased 10.7% to $11.5 million, from $10.4 million for the quarter ended March 31, 2006. Strategic advisory and private capital raising services comprised 70.4% of investment banking revenue for the quarter, compared to 43.3% for the first quarter of 2006.

•	Institutional brokerage revenues increased 25.3% to a record $8.6 million, from $6.9 million for the quarter ended March 31, 2006.

•

Assets under management stabilized, with $224.0 million of client assets held in alternative asset investment vehicles at quarter-end, compared to $209.1 million at the end of the first quarter of 2006.

“We had a solid first quarter, thanks in part to JMP’s diversified business model,” said Joseph A. Jolson, Chairman and Chief Executive Officer of JMP Group. “Our institutional equity sales and trading platform had a record quarter, growing revenues and trading volumes substantially at a time when the broader industry is experiencing contracting margins and volumes. Our investment banking group was able to more than offset a slowdown in public equity underwriting by significantly increasing M&A and private capital markets activity during the period, which enabled us to grow our first-quarter investment banking revenues at a double-digit rate year-over-year. These results highlight the advantages of JMP’s diversified franchise and the firm’s ability to respond to and profit in a variety of market environments.”

Revenue

Investment Banking

Investment banking revenues were $11.5 million for the quarter, an increase of 10.7% from $10.4 million for the first quarter of 2006. As a percentage of total revenues, investment banking revenues decreased to 52.4% for the quarter ended March 31, 2007, from 55.3% for the quarter ended March 31, 2006.

1	© 2007 JMP Group Inc.

Equity underwriting revenues totaled $3.4 million for the quarter, a decrease of 42.2% from $5.9 million for the quarter ended March 31, 2006. During the quarter, JMP Securities, JMP Group’s broker-dealer subsidiary, executed six public equity offerings with total proceeds of $781.1 million, compared to 10 public equity offerings with total proceeds of $1.7 billion during the first quarter of 2006.

Strategic advisory fee revenues, which include M&A success fees, totaled $3.5 million for the quarter, an increase of 103.7% from $1.7 million for the quarter ended March 31, 2006. In the first quarter of 2007, JMP Securities acted as a strategic advisor on four transactions with an aggregate value of $299.0 million, compared to three transactions with an aggregate value of $35.0 million in the first quarter of 2006.

Private placement fee revenues totaled $4.6 million for the quarter, an increase of 65.0% from $2.8 million for the quarter ended March 31, 2006. JMP Securities acted as placement agent for six private placements during the first quarter of 2007, raising $138.6 million in total proceeds, compared to seven private placements in the first quarter of 2006, raising $330.0 million in total proceeds. In the quarter ended March 31, 2007, JMP Securities was sole placement agent for three private securities offerings, while in the quarter ended March 31, 2006, JMP Securities did not act as a sole placement agent.

Institutional Brokerage

Net institutional brokerage revenues were $8.6 million for the quarter, an increase of 25.3% from $6.9 million in the first quarter of 2006. As a percentage of total revenues, brokerage revenues increased to 39.4% for the quarter ended March 31, 2007, from 36.7% for the quarter ended March 31, 2006.

Asset Management

Asset management fee revenues produced by JMP Asset Management, JMP Group’s alternative asset management subsidiary, were $0.9 million for the quarter, unchanged from $0.9 million for the quarter ended March 31, 2006. As a percentage of total revenues, asset management fees decreased to 4.1% for the first quarter of 2007 from 4.7% for the first quarter of 2006. Client assets under management totaled $224.0 million at quarter-end, compared to $209.1 million at the end of the first quarter of 2006.

Principal Transactions and Other Income

Principal transaction revenues and other income, including interest and dividends, totaled $0.9 million for the quarter, an increase of 47.5% from $0.6 million for the first quarter of 2006. As a percentage of total revenues, principal transaction revenues and other income increased to 4.1% for the quarter ended March 31, 2007, from 3.3% for the quarter ended March 31, 2006.

Expenses

Compensation and Benefits

Compensation and benefits expense was $12.8 million for the first quarter of 2007, an increase of 12.6% from $11.4 million for the first quarter of 2006. The increase is primarily attributable to higher revenues, which were 16.7% greater for the first quarter of 2007 than for the first quarter of 2006. As a percentage of revenues, compensation and benefits for the quarter ended March 31, 2007, decreased to 58.6% of total revenues, from 60.7% for the quarter ended March 31, 2006. Following the IPO, compensation and benefits expense, excluding equity-based awards made prior to and in connection with the IPO, is expected to equal between 55% and 60% of total revenues each year.

Compensation and benefits expense includes salaries and incentive compensation paid or accrued during the period but excludes income allocation and accretion in connection with Redeemable Class A member interests, which was eliminated as of May 16, 2007 as a result of the company’s corporate reorganization and IPO.

2	© 2007 JMP Group Inc.

Non-Compensation Expense

Non-compensation expense was $5.1 million for the quarter, unchanged from $5.1 million for the first quarter of 2006. Increased brokerage execution costs resulting from increased trading volumes for the quarter ended March 31, 2007, were offset by a decrease in administration expense resulting from the shift in timing of an annual conference hosted by JMP Securities from March 2006 to May of this year.

Initial Public Offering

On May 16, 2007, JMP Group Inc. completed its IPO and corporate reorganization, exchanging common stock for all previously outstanding membership interests in JMP Group LLC and issuing 7,199,864 new shares of common stock. Selling stockholders sold an additional 1,999,098 shares of common stock in the offering. Net proceeds to the company from the offering totaled approximately $71.2 million.

In connection with JMP Group’s corporate reorganization in May 2007, Redeemable Class A member interests were exchanged for shares of the company’s common stock and classified as equity. Prior to the reorganization, Redeemable Class A member interests were accounted for as a liability under Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, and JMP Group will account for the exchange in the company’s consolidated financial statements for the period ended June 30, 2007. Details of the accounting impact of the reorganization can be found in the Form 10-Q filed by JMP Group Inc. with the Securities and Exchange Commission for the period ended March 31, 2007.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this release, JMP Group is providing non-GAAP financial measures, such as non-GAAP operating net income, on a total and per share basis. The non-GAAP financial information for the quarter ended March 31, 2007, is based upon JMP Group’s historical consolidated financial statements and is adjusted to reflect the corporate reorganization completed in May 2007 in connection with the company’s initial public offering. In particular, the adjustments give effect to the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. as though the exchange had occurred on January 1, 2007.

The calculation of non-GAAP operating net income includes the add-back of income allocation and accretion expense related to Redeemable Class A member interests which would not have been recorded if the Redeemable Class A member interests had already been converted into common stock. The non-GAAP calculation also includes the add-back of interest expense related to Redeemable Class A member interests because, as a corporation, the company would not pay any interest on capital contributed by JMP Group’s employee members. In addition, the non-GAAP calculation adjusts income tax expense as though the company had been a corporate taxpayer at an assumed combined federal, state and local income tax rate of 42%. Prior to its corporate reorganization, JMP Group had been a limited liability company and was not subject to income taxes. Non-GAAP operating income excludes the pro forma compensation expense related to the grant of 1,931,060 restricted stock units in connection with JMP Group’s IPO. The non-GAAP adjusted basic number of common shares outstanding is based on the assumed exchange of Redeemable Class A member interests and Class A and Class B common interests for the company’s common stock. The non-GAAP adjusted diluted number of common shares outstanding excludes the pro forma dilutive impact of 1,931,060 restricted stock units granted in connection with JMP Group’s IPO.

3	© 2007 JMP Group Inc.

A reconciliation of the company’s first quarter 2007 GAAP net income to the company’s first quarter 2007 non-GAAP operating net income is set forth below.

(in thousands, except per share amounts)	For the Three Months Ended March 31, 2007
Net income	$825
Add back:
Income allocation and accretion – Redeemable Class A member interests	3,050
Interest expense – Redeemable Class A member interests	419
Subtract:
Provision for income taxes	(1,804)

Non-GAAP operating net income	$2,490

Operating earnings per share:
Basic	$0.17
Diluted	0.17
Non-GAAP adjusted weighted average shares used in calculating non-GAAP operating earnings per share:
Basic	14,800
Diluted	14,916

Further information regarding these non-GAAP financial measures is included in JMP Group’s Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission and is available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov.

JMP Group’s management has utilized non-GAAP measures of the company’s financial performance that are adjusted in the manner presented above as an additional device to aid in understanding and analyzing operating results for the first quarter of 2007. Company management believes that these non-GAAP measures provide useful information by excluding certain items that may not be representative of the company’s core business activities and outlook, and by excluding or including certain items that are not reflective of the results of the corporate entity that is the public company followed by investors. In particular, the pro forma compensation expense and the pro forma dilutive impact of the grants of restricted stock units made in connection with the company’s IPO are non-cash items and are not taken into account by management when analyzing our performance and making internal planning or budgeting decisions about our operations. Additionally, because the company converted from a limited liability company to a C corporation after the end of the first quarter, management believes that these non-GAAP measures will allow for a meaningful comparison of the company’s results in the current period with those in prior and future periods.

The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

4	© 2007 JMP Group Inc.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the affect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, including statements about the company’s ratio of compensation and benefits expense to total revenues, and the accounting treatment for the corporate reorganization effected on May 16, 2007. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 11, 2007. The Registration Statement is available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities LLC and JMP Asset Management LLC. For more information, visit www.jmpg.com.

Investor Relations Contact	Press Contact
KCSA Worldwide	JMP Group
Jeffrey Goldberger	Andrew Palmer
(212) 896-1249	(415) 835-8978
jgoldberger@kcsa.com	apalmer@jmpg.com

5	© 2007 JMP Group Inc.

JMP GROUP LLC

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2007	2006
Revenues:
Investment banking	$11,493	$10,386
Brokerage	8,632	6,887
Asset management fees	888	890
Principal transactions	(68)	125
Interest and dividends	771	461
Other income	198	25

Total revenues	21,914	18,774

Expenses:
Compensation and benefits	12,831	11,400
Income allocation and accretion – Redeemable Class A member interests	3,050	1,832
Administration	1,000	1,273
Brokerage, clearing and exchange fees	1,139	911
Travel and business development	697	736
Communications and technology	941	802
Occupancy	466	447
Professional fees	225	201
Depreciation	357	420
Interest and dividend expense	504	341
Other	(257)	(1)

Total expenses	20,953	18,362

Income before minority interest and income tax	961	412
Minority interest	136	—

Net income attributable to Class A and Class B common interests	$825	$412

Net income per unit – Class A common interests:
Basic	$0.18	$0.11
Diluted	0.17	0.11

Weighted average number of units outstanding – Class A common interests:
Basic	2,381	1,431
Diluted	2,441	1,431

Net income per unit – Class B common interests:
Basic	$0.18	$0.11
Diluted	0.17	0.11

Weighted average number of units outstanding – Class B common interests:
Basic	2,300	2,300
Diluted	2,357	2,300

6	© 2007 JMP Group Inc.